Prepayment and Repurchase agreement

This PREPAYMENT AND REPURCHASE Agreement (the “Agreement”) is made and entered into as of June 26, 2015, by and between Thomas A. Tolworthy (“Tolworthy”) and Capstone Financial Group, Inc. (“Capstone”).

On November 14, 2014, Capstone loaned $600,000 to Tolworthy, against his unsecured promissory note with a principal balance of $600,000 (the “Note”); the Note bears simple interest at 5% per annum and all principal and accrued interest are due and payable in one lump sum on December 29, 2015. Tolworthy has informed Capstone that he considers it to be in his personal best interest to prepay the Note, and he has proposed to Capstone that he satisfy the Note by an immediate payment of $400,000 cash plus the surrender to Capstone of 200,000 shares of Capstone common stock owned by him (the “Shares”). Capstone finds it to be in its best interest to have the Note so prepaid now, on the terms and conditions set forth in this Agreement.

Simple interest at 5% per annum on $600,000 for 224 days (November 14, 2014 to June 26, 2015) is $18,411, and accordingly the indicated surrender value of the Shares to be surrendered is approximately $1.092 per share.

Pursuant to the terms of this Agreement, Tolworthy hereby agrees to prepay the Note in full by an immediate payment of $400,000 cash plus the surrender to Capstone of the Shares, and Capstone hereby agrees to accept such payment and surrender as satisfaction in full of the Note. In addition to the immediate payment of the $400,000 cash (via wire transfer to one or more accounts designated by Capstone) upon execution and delivery of this Agreement, Tolworthy hereby agrees to deliver to Capstone, within three business days after the date hereof, the share certificate representing the Shares, accompanied by a duly executed stock power (with Medallion guaranty stamp) surrendering all of the Shares to Capstone. Time is of the essence. Capstone shall thereupon cancel the Note and return it to Tolworthy.

Tolworthy represents and warrants that he owns the Shares free and clear of all liens, claims and encumbrances. Tolworthy has not transferred or assigned any right, title or interest in the Shares to any other person or entity. Tolworthy makes no other representations or warranties in respect of the Shares.

Capstone makes no representations or warranties in respect of the Shares or their value. Tolworthy has had an opportunity to discuss Capstone’s business, management and financial affairs and the status and prospects of Capstone, with directors, officers and management of Capstone. Tolworthy is satisfied with his investigation as to an appropriate surrender price for the Shares. Tolworthy understands the significant risks of surrendering the Shares and forgoing any possible future appreciation. Tolworthy acknowledges that he is a highly sophisticated businessman and investor, with substantial experience in the purchase and sale of securities.

This Agreement cannot be amended except by an express written amendment signed by all the parties.

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This Agreement contains the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral, with respect to the subject matter hereof. The parties acknowledge that each party has not relied, in deciding whether to enter into this Agreement (on this Agreement’s expressly stated terms and conditions), on any representations, warranties, covenants, undertakings, commitments, promises or agreements, which are not expressly set forth within this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by any party to interpret or enforce any provision of this Agreement must be brought in, and each party agrees to and does hereby submit to the exclusive jurisdiction and venue of, the appropriate state or federal courts located in New York City, New York.

Each party agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Agreement and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signature page delivered by e-mail shall be deemed an original.

IN WITNESS WHEREOF, each party has signed this Prepayment and Repurchase Agreement as of the date first set forth above.

CAPSTONE:

CAPSTONE FINANCIAL GROUP, INC.

By: _/s/ Darin R. Pastor____________________________

Name: Darin R. Pastor

Title: Chief Executive Officer

TOLWORTHY:

_/s/ Thomas A. Tolworthy__

THOMAS A. TOLWORTHY

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